Exhibit 4.1


                               PHARMACEUTICAL RESOURCES, INC.
                   AMENDED AND RESTATED 1997 DIRECTORS' STOCK OPTION PLAN


                                    ARTICLE I

                                   DEFINITIONS

                  As  used  herein,   the  following  terms  have  the  meanings
hereinafter set forth unless the context clearly indicates to the contrary:

         (a) "Board" shall mean the board of directors of the Company.

         (b) "Company" shall mean Pharmaceutical Resources, Inc.

         (c) "Date of Grant" shall mean, with respect to any Eligible Director, the date such Eligible Director was initially elected to the Board and for each year thereafter, the earliest to occur of the following: (x) the date on which the shareholders of the Company shall elect directors at an annual meeting of shareholders or any adjournment thereof, (y) the date in January of each year on which the first meeting of the compensation committee of the Company occurs or
(z) the last business day of January of each fiscal year.

         (d) "Effective Date" shall mean October 28, 1997.

         (e) "Eligible Director" shall mean any director of the Company who is not an employee of the Company or any of its subsidiaries.

         (f) "Fair Market Value" on any day shall mean (i) if the principal market for the Stock is The New York Stock Exchange, any other national securities exchange or The NASDAQ Stock Market, the closing sales price of the Stock on such day as reported by such exchange or market, or on a consolidated tape reflecting transactions on such exchange or market, (ii) if the principal market for the Stock is not a national securities exchange and if there are no closing prices reported on The NASDAQ Stock Market, the mean between the closing bid and the closing asked prices for the Stock on such day as quoted on such market or (iii) if there are no such prices quoted on The NASDAQ Stock Market, the price furnished by any New York Stock Exchange member selected by the Company from time to time for such purpose; PROVIDED, THAT, if clauses (i), (ii) and (iii) of this paragraph are all inapplicable, or if no trades have been made or no quotes are available for such day, the Fair Market Value of the Stock shall be determined by the Board by any method which it deems, in good faith, to be appropriate. The determination of the Board shall be conclusive as to the Fair Market Value of the Stock.

         (g) "Option" shall mean an Eligible Director's stock option to purchase Stock granted pursuant to the provisions of Article V hereof.

         (h) "Optionee" shall mean an Eligible Director to whom an Option has been granted hereunder.

         (i) "Option Price" shall mean the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement.

         (j) "Plan" shall mean the Pharmaceutical Resources, Inc. Amended and Restated 1997 Directors' Stock Option Plan, the terms of which are set forth herein, as amended from time to time.

         (k) "Qualified Domestic Relations Order" shall have the meaning assigned to such term under the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

         (l) "Sale" shall mean any single transaction or series of related transactions, upon the consummation of the following events: (i) a definitive agreement for the merger or other business combination of the Company with and into another corporation pursuant to which the shareholders of the Company do not own, immediately after such transaction(s), more than 50% of the voting power of the corporation that survives and such other corporation is a publicly-owned corporation that is not a subsidiary of another corporation or
(ii) a definitive agreement for the sale, exchange or other disposition of all or substantially all of the assets of the Company (other than to any wholly-owned subsidiary of the Company); PROVIDED, that a Sale shall not be deemed to have occurred if there shall be an affirmative vote of a majority of the Board to suspend the provisions of Section 4.3 of the Plan with respect to any such event.

         (m) "Stock" shall mean the shares of common stock, par value $.01 per share, of the Company or, in the event that the outstanding shares of Stock are hereafter changed into or exchanged for different stock or securities of the Company or some other corporation, such other stock or securities.

         (n) "Stock Option Agreement" shall mean an agreement between the Company and the Optionee under which the Optionee may purchase Stock in accordance with the Plan.


                                   ARTICLE II

                                    THE PLAN

                  2.1. NAME. The Plan shall be known as the "Pharmaceutical Resources, Inc. Amended and Restated 1997 Directors' Stock Option Plan."

                  2.2. PURPOSE. The purpose of the Plan is to advance the interests of the Company and its shareholders by affording Eligible Directors an opportunity to acquire, maintain and increase their ownership interests in the Company, and thereby to encourage their continued service as directors and to provide them the opportunity to participate in the value and/or appreciation of the Stock.

                  2.3. EFFECTIVE DATE. The Effective Date of the Plan is October 28, 1997.

                  2.4. TERMINATION DATE. The Plan shall terminate on October 28, 2013 and no further Options shall be granted hereunder following such date.


                                   ARTICLE III

                                  PARTICIPANTS

                  Each Eligible Director shall participate in the Plan, provided that he or she is or was elected as a member of the Board at an annual meeting of shareholders, or at any adjournment thereof, or was elected by Eligible Directors who were elected as members of the Board at an annual meeting, or at any adjournment thereof, of shareholders to fill a vacancy on the Board.


                                   ARTICLE IV

                       SHARES OF STOCK SUBJECT TO THE PLAN

                  4.1. LIMITATIONS. Subject to any anti-dilution adjustment pursuant to the provisions of Section 4.2 hereof, the maximum number of shares of Stock that may be issued hereunder shall not exceed 650,000 shares of Stock.

Shares of Stock subject to an Option may be either authorized and unissued shares or shares issued and later acquired by the Company; PROVIDED, HOWEVER, that the shares of Stock with respect to which an Option has been exercised shall not again be available in connection with the grant of an Option hereunder. If any outstanding Options granted hereunder shall terminate, expire or be forfeited for any reason prior to the end of the period during which Options may be granted hereunder, new Options may be granted covering such unused shares.

                  4.2. ANTI-DILUTION. In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination of shares, stock split, reverse stock split or stock dividend:

                  (a) The rights under outstanding Options granted hereunder, both as to the number of subject shares and the Option Price, shall be adjusted appropriately; and

                  (b) Where dissolution or liquidation of the Company or any merger or combination in which the Company is not a surviving corporation is involved, each outstanding Option granted hereunder shall terminate but immediately prior to such dissolution, liquidation, merger or combination, the Optionee shall have the right to exercise his or her Option, in whole or in part, to the extent that it may not have been exercised, without regard to the date on which such Option would otherwise have become exercisable pursuant to Article V hereof.

                  The foregoing adjustments and the manner of application thereof shall be determined solely by the Board, and any such adjustment may provide for the elimination of fractional share interests. The adjustments required under this Article shall apply to any successor or successors of the Company and shall be made regardless of the number or type of successive events requiring adjustments hereunder.

                  4.3. SALE OF COMPANY. Each Stock Option Agreement shall provide that, upon a Sale, the Board may elect either to (a) continue the outstanding Options without any payment or (b) cause to be paid to the Optionee upon consummation of the Sale, a payment equal to the excess, if any, of the sale consideration receivable by the holders of shares of Stock in such a Sale (the "Sale Consideration") over the Option Price. If the Board elects to continue the Option, then the Company shall cause effective provisions to be made so that the Optionee shall have the right, by exercising the Option prior to its expiration date, to purchase or otherwise obtain the kind and amount of shares of Stock and other securities and property receivable upon such Sale by a holder of the number of shares of Stock that might have been purchased upon exercise of the Option immediately prior to the Sale. The value of the Sale Consideration receivable by the holder of a share of Stock, if it shall be other than cash, shall be determined, in good faith, by the Board. Upon payment to the Optionee of the Sale Consideration, the Optionee shall have no further rights in connection with the Option granted, the Option shall be terminated and surrendered for cancellation and the Option shall be null and void.


                                    ARTICLE V

                                     OPTIONS

                  5.1. OPTION GRANT; NUMBER OF SHARES; AND AGREEMENT.

                  (a) ANNUAL GRANT OF OPTIONS. Subject to the provisions hereof, each Eligible Director shall be granted an Option to purchase Ten Thousand (10,000) shares of Stock on the Date of Grant (the "Annual Grant"). No Eligible Director may receive more than one Annual Grant in any calendar year.

                  (b) AGREEMENT. Each Option so granted shall be evidenced by a written Stock Option Agreement, dated as of the Date of Grant, and executed by the Company and the Optionee, stating the Option's duration, exercise period and exercise price. The terms and conditions of the Option shall be consistent with the Plan.

                  5.2. OPTION PRICE. The Option Price of the Stock subject to each Option shall be the Fair Market Value of the Stock on the trading day immediately preceding its Date of Grant.

                  5.3. OPTION EXPIRATION. Each Option shall expire on the tenth anniversary of such Option's Date of Grant (the "Expiration Date").

                  5.4. OPTION EXERCISE.

                  (a) Any Option granted under the Plan may not be exercised, in whole or in part, until the first anniversary of the Date of Grant, subject to Section 4.2(b) hereof and any additional conditions imposed by the Board and set forth in a Stock Option Agreement. If an Eligible Director shall be removed "for cause" as a member of the Board on or prior to the first anniversary of the Date of Grant of any Option, such Option shall terminate and be forfeited. Subject to the provisions of this Section 5.4(a), an Option shall remain exercisable at all times until the Expiration Date, regardless of whether the Optionee thereafter continues to serve as a member of the Board.

                  (b) An Option may be exercised at any time or from time to time during the term of the Option as to any or all full shares that have become exercisable in accordance with this Section, but not as to less than one hundred (100) shares of Stock unless the remaining shares of Stock that are so exercisable are less than one hundred (100) shares of Stock.

                  (c) An Option shall be exercised by written notice of exercise of the Option, with respect to a specified number of shares of Stock, delivered to the Company at its principal office, and by cash payment to the Company at said office of the full amount of the Option Price for such number of shares. In addition to, and prior to the issuance of a certificate for shares pursuant to any Option exercise, the Optionee shall pay to the Company in cash, the full amount of any federal, state or local income or employment taxes required to be withheld by the Company as a result of such exercise.

                  (d) At the discretion of the Board, the Stock Option Agreement may provide that an Option granted under the Plan may be exercised with respect to a specified number of shares of Stock by written notice of exercise to the Company stating that (i) the Option Price for such shares and any withholding tax due thereon will be paid to the Company directly by a broker-dealer designated by the Eligible Director and irrevocable instructions to such effect have been furnished by the Eligible Director to such broker-dealer and (ii) notification from the broker-dealer confirming payment to the Company will be promptly delivered to the Company. The exercise of any such Option shall be irrevocable at the time of notice to the Company; PROVIDED, HOWEVER, that the Company shall not be required to deliver certificates for shares of Stock with respect to the exercise of the Option until the Company has confirmed the receipt of good and sufficient funds in payment of the purchase price therefor.

                  5.5. NONTRANSFERABILITY OF OPTION. Unless otherwise provided in the relevant Stock Option Agreement, Options may not be transferred by an Optionee otherwise than by will or the laws of descent and distribution or by a Qualified Domestic Relations Order. Unless otherwise provided in the relevant Stock Option Agreement, during the lifetime of an Optionee, his or her Option may be exercised only by him or her (or by his or her guardian or legal representative, should one be appointed) or by his or her spouse to whom the Option has been transferred pursuant to a Qualified Domestic Relations Order. In the event of the death of an Optionee, any Option held by him or her may be exercised by his or her legatee(s) or other distributee(s) or by his or her personal representative(s).

                  5.6. NO REPRICING. Notwithstanding Article VIII hereof, no Option may be repriced or otherwise adjusted to effect, directly or indirectly, a repricing of such Option.

                                   ARTICLE VI

                             [INTENTIONALLY OMITTED]


                                   ARTICLE VII

                               STOCK CERTIFICATES

                  The Company shall not be required to issue or deliver any certificates for shares of Stock purchased upon the exercise of any Option granted hereunder or any portion thereof unless, in the opinion of counsel to the Company, there has been compliance with all applicable legal requirements. An Option granted under the Plan will provide that the Company's obligation to deliver shares of Stock upon exercise thereof may be conditioned upon the receipt by the Company of a representation as to the investment intention of the holder thereof in such form as the Company shall determine to be necessary or advisable solely to comply with the provisions of the Securities Act of 1933, as amended, or any other federal, state or local securities laws. All certificates for shares of Stock delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, any federal, state or local securities laws and applicable corporate law, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.


                                  ARTICLE VIII

               TERMINATION, AMENDMENT AND MODIFICATION OF THE PLAN

                  The Board, in its sole discretion, may at any time terminate the Plan, and may, at any time, and from time to time and in any respect, subject to Section 5.6 hereof, amend or modify the Plan. The Board may, subject to Section 5.6 hereof, amend the terms of any award theretofore granted under the Plan; PROVIDED, HOWEVER, that subject to Section 4.1 hereof, no such amendment may be made by the Board that, in any material respect, impairs the rights of a participant without the participant's consent.


                                   ARTICLE IX

                    RELATIONSHIP TO OTHER COMPENSATION PLANS

                  The adoption of the Plan shall neither affect any other stock option, incentive or other compensation plans in effect for the Company or any of its subsidiaries, nor shall the adoption of the Plan preclude the Company from establishing any other forms of incentive or other compensation plans for directors of the Company.


                                    ARTICLE X

                                  MISCELLANEOUS

                  10.1. PLAN BINDING ON SUCCESSORS. The Plan shall be binding upon the successors and assigns of the Company.

                  10.2. SINGULAR, PLURAL; GENDER. Whenever used herein, nouns in the singular shall include the plural, and the masculine pronoun shall include the feminine gender.

                  10.3. HEADINGS. Headings of Articles and Sections hereof are inserted for convenience and reference, and do not constitute a part of the Plan.


As of June 19, 2003